UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 24, 2012

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (604) 602-1633

________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.0 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

The Company had entered into a Option Agreement on October 11, 2011 with Altar Resources (the “Vendor”) respecting the proposed option to purchase a 100% interest in approximately 7,148 acres of state mining leases and federal mining claims in Arizona, USA. These state leases and federal mining claims are subject to a 2.5% NSR from commercial production. The Vendor holds the Claims (“the Claims”) directly and indirectly through federal mining claims and state mineral leases.

The Company issued 100,000 common stock of the Company to Altar Resources at a deemed price of $0.06 and the anniversary cash payment of $40,500 as per the terms of the Option Agreement. In order to earn its 100% interest, the Company is required to make aggregate cash payments of US$881,000 and issue an aggregate of 1,000,000 shares of its common stock over a five year period.

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing the Share Issuance is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2012

Enertopia Corp.

By: ”Robert McAllister”
Robert G. McAllister
President and Director